PERSONAL and CONFIDENTIAL
-------------------------

July 16, 1999

Gina Goodrich
9060 Pamunkey River Farms Dr.
Mechanicsville, VA 23111

         Re:      Separation of Employment

Dear Gina:

         This letter confirms our agreements regarding your separation as an officer and an employee of ThermoLase Corporation (the "Company") as a result of the restructuring of the Company's SoftLight Division, as well as your continued employment by the Company through July 31, 1999 (the "Termination Date").

         1. TERMINATION OF EMPLOYMENT. You agree to resign as an officer and employee of the Company as of the Termination Date.

         2. You agree to return all company property, including, but not limited to: all company files, customer files, credit cards, pager, computer equipment, fax machine, etc.

         3. SEVERANCE PAY. The Company will pay you Seventy-Three Thousand Three Hundred Thirty Three and 33/100 Dollars ($73,333.33) as severance pay on the eighth day after your written acceptance of the terms set forth in this letter if you have not rescinded your acceptance within seven days after your execution of this letter.

         4. ACCRUED VACATION. You will be paid for any accrued vacation through the Termination Date.

         5. MEDICAL AND DENTAL INSURANCE. Your medical and dental insurance coverage will cease on the Termination Date. You may elect to continue your medical and dental coverage through COBRA for up to 18 months. The Company will pay you $3,568.80 which is the current cost of COBRA coverage for eight months for Employee +1 for medical and dental insurance in the state of Florida. This will be paid when the other severance payment is made. You will be responsible for all medical and dental coverage beginning on the Termination Date. Be aware that failure to pay

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premiums when due will terminate your coverage and it will not be reinstated.  A
COBRA package containing all of the guidelines and election forms will be mailed to your home from the COBRA administrators within seven days after you are no longer actively employed with ThermoLase Corporation. FAILURE TO RETURN THE PROVIDED ELECTION FORM WITHIN THE SPECIFIED PERIOD WILL RESULT IN LOSS OF BENEFITS.

         6. LONG TERM DISABILITY. Long term disability insurance coverage will terminate effective as of the Termination Date.

         7. LIFE INSURANCE. Your life insurance coverage will continue until the Termination Date. You may convert your insurance to an individual policy. If interested please contact the Company's Human Resources Department for information. You must contact a Prudential agent within 31 days after your life insurance coverage ends to initiate a conversion.

         8. MONEY MATCH PLUS. If you participate in the Money Match Plus program and wish to receive a distribution of the funds held in your account, please contact the Company's Human Resources Department. Information will be provided as to various election options available.

         9. EMPLOYEE STOCK PURCHASE PROGRAM. If you participate in the Employee Stock Purchase Program you may make a withdrawal. The Company's Human Resources Department will provide you with information.

         10. STOCK OPTIONS. Your stock options in the Company shall cease vesting on the Termination Date, and no further lapsing of repurchase rights will occur. You will then have 90 days to exercise your vested options. If you do not exercise your vested options by the specified deadline, your options will be canceled, and you will have no further rights with respect to your options.

         11. RELEASE. In consideration for the severance pay described in paragraph 2 of this letter, you hereby release and discharge the Company and its affiliates and each of their respective current, former, or future officers, director, employees, agents, representatives, and legal predecessors, and successors from all claims, liabilities and causes of action whether known or unknown, which you have, may have, or claim to have against any of them, including without limitation those based upon or arising out of your decision to accept the Company's employment offer, your employment with the Company, the termination of your employment and other relationships with the Company, your service as an officer or director of the Company and any of the Company's policies, procedures or requirements, and your status as a shareholder or holder of stock options of the Company. This release includes, without limitations, any and all claims for breach of contract or implied contract, breach of the covenant of good faith and fair dealing, inducement of breach, wrongful or unlawful discharge, violation of public policy, retaliation, intentional or negligent infliction of emotional distress, intentional or negligent misrepresentation, failure to pay wages, bonuses, benefits, or other compensation of any sort (other than compensation, benefits, and other payments as


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set forth in this letter), defamation,  negligence,  discrimination on the basis of race, color, sex, national origin, religion, age, disability, medical condition or marital status, sexual or any other form of harassment and/or violation of any statutes, rules, regulations, or ordinances, including but not limited to Title VII of the Civil Rights Act of 1964 as amended by the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefits Protection Act of 1990, the Americans with Disabilities Act, and the California Fair Employment and Housing Act.

         You represent and warrant that neither you nor anyone on your behalf has assigned or subrogated any such rights, claims and causes of action or authorized any other person or entity to assert such claim or claims on your behalf, and you agree to indemnify and hold the Company harmless against any assignments of such rights, claims, and/or causes of action.

         You acknowledge  that you have read and understand the  significance of
Section 1542 of the Civil Code of the State of California, which states as follows:

         A general release does not extend to claims, which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

         You hereby waive any right, which you have under Section 1542, or any similar law of any other jurisdiction, to the full extent that you may lawfully waive such rights pertaining to this release.

         You further acknowledge that you have been advised that you could have twenty-one (21) days to consider the terms set forth in this letter and that you were informed that you have the right to consult with counsel regarding this letter. To the extent that you have taken less than twenty-one (21) days to consider this letter, you acknowledge that you have had sufficient time to consider the terms set forth in this letter and to consult with counsel and that you do not desire additional time to do so.

         Your agreement to the terms set forth in this letter is revocable by you for a period of seven (7) days following your execution of this letter. The revocation must be in writing, must specifically revoke your agreement to the terms set forth in this letter, and must be received by the President of the Company at the Company's offices prior to the eighth day following your execution of this letter. The terms set forth in this letter become effective, enforceable and irrevocable on the eighth day following your execution of this letter.

         12. SEVERABILITY. If one or more provisions of this letter are held to be unenforceable under applicable law, such provision shall be excluded from the terms of this letter and replaced with a provision which is enforceable and comes closest to the intent of the parties underlying the unenforceable provision.

         13. VOLUNTARY AGREEMENT. In signing this letter, you give the Company assurance that you have signed it voluntarily and with a full understanding of


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its terms and that you have had  sufficient  opportunity to consider this letter and to consult with anyone of your choosing before signing it.

         YOU UNDERSTAND THAT YOU HAVE BEEN ADVISED TO SEEK THE ADVICE OF AN ATTORNEY, IF YOU SO CHOOSE, PRIOR TO SIGNING THIS RELEASE AND THAT, TO THE EXTENT DESCRIBED HEREIN, YOU ARE GIVING UP ANY LEGAL CLAIMS YOU HAVE AGAINST THE COMPANY AND ITS AFFILIATES, AND EACH OF THEIR RESPECTIVE, CURRENT, FORMER OR FUTURE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, REPRESENTATIVES, LEGAL PREDICESSORS, AND SUCCESSORS BY SIGNING THIS RELEASE.


         If the terms of this letter are acceptable to you, please sign and return it to the undersigned.

                                                  THERMOLASE CORPORATION


                                                  By: /s/Richard Weitzel
                                                      ---------------------
                                                      Name: Richard Weitzel
                                                      Title: Vice President

Accepted and Agreed to:

/s/ Gina Goodrich
-----------------
Gina Goodrich

Date:  7/20/99

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